                                                                    EXHIBIT 4.6
                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION

               Right to Purchase 211,000 Shares of Common Stock
                 of Number Nine Visual Technology Corporation

Common Stock Warrant No. W-1

     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT, COMPLETE AND CORRECT COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF NUMBER NINE VISUAL TECHNOLOGY CORPORATION, AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS WARRANT UPON WRITTEN REQUEST.



                   Number Nine Visual Technology Corporation
                         Common Stock Purchase Warrant

         Void after 5:00 p.m., Eastern Standard Time on March 31, 2009


     Number Nine Visual Technology Corporation, a Delaware corporation (together with any corporation which shall succeed to or assume the obligations of Number Nine Visual Technology Corporation hereunder, the "COMPANY"), hereby certifies that, for value received, FSC Corp., a Delaware corporation, or its assigns ("FSC"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof, until the expiration hereof pursuant to Section 2.3 hereof, up to 211,000 shares of fully paid and non-assessable shares of Common Stock (as defined in Section 15.4 hereof), at an initial purchase price per share of $2.86 (which is equal to the average of the daily closing market prices of the Common Stock over a period of 30 consecutive trading days prior to the date of this Warrant) (such price per share as adjusted from time to time as provided herein is referred to herein as the "EXERCISE PRICE"). The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.

     This Warrant is issued pursuant to the Loan and Security Agreement (the "LOAN AGREEMENT") dated as of March 31, 1999, between the Company and BankBoston, N.A., a copy of which is on file at the principal office of the Company.

1.  DEFINITIONS. Certain terms used in this Warrant are specifically defined in
    -----------
Section 15 hereof.

2.   EXERCISE OF WARRANT.
     -------------------

     2.1.  Exercise. This Warrant may be exercised prior to its expiration
           --------
pursuant to Section 2.3 hereof by the holder hereof at any time or from time to time, by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, by certified or official bank check payable to the order of the Company or by wire transfer to its account, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then being exercised by the Exercise Price then in effect. In the event the Warrant is not exercised in full, the Company, at its expense, will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal to the balance of the number shares then purchasable under this Warrant. Upon any exercise of this Warrant, in whole or in part, the holder hereof may pay the aggregate Exercise Price with respect to the shares of Common Stock for which this Warrant is then being exercised (collectively, the "EXERCISE SHARES") by (a) in the event the holder of this Warrant is also the holder of a promissory note of the Company, decreasing the outstanding principal and/or interest amount of such note by such amount, or (b) by surrendering this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of shares of Warrant Stock determined as follows:

               X = Y(A-B)/A
     where:
               X = the number of shares of Warrant Stock to be issued to the Holder.

               Y = the number of shares of Warrant Stock with respect to which this Warrant is being exercised.

               A = the average of the closing sale prices of the Common Stock for the thirty (30) trading days immediately prior to (but not including) the exercise date.

               B = the Exercise Price.

     For purposes of this Section 2.1, the fair market value of one share of Common Stock (the "FAIR MARKET VALUE") shall be equal to, at any date, and determined as follows:

          (a) If the Common Stock shall be listed or admitted for trading on any national securities exchange or quoted on the National Quotation Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), then the Fair Market Value shall be equal to the average of the daily closing market prices of the Common Stock over a period of 30 consecutive trading days prior to the day on which Fair Market Value is being determined. As used in this subparagraph (a), "market price" for each such trading day shall be the average of the closing prices on such day of the Common Stock on all domestic primary national securities exchanges on which the Common Stock is then listed, or, if there shall have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or if the Common Stock shall not be so listed, the average of the representative bid and asked prices at the end of such trading day as reported by NASDAQ.

          (b) If the Common Stock is not listed or admitted for trading on any national securities exchange or quoted on NASDAQ, then the Fair Market Value of one share of Common Stock shall be equal to the fair market value of the entire capital equity of the Company taken as a whole, divided by the number of shares of Common Stock (on a fully diluted basis) then issued (or deemed issued) and outstanding, without premium for control and without discount for minority interest or restriction on transfer, as determined by the Company's Board of Directors in good faith and set forth in writing to FSC within fifteen (15) days after the occurrence of the event which requires the valuation, unless FSC shall object in writing within five (5) days after receipt of the Board of Directors' determination, in which case the Fair Market Value shall be determined (x) by a reputable independent appraiser selected by mutual agreement of the Company and FSC and set forth in writing to the Company and FSC within thirty (30) days after the occurrence of the event which requires the valuation, or (y) (if the Company and FSC shall have been unable to agree upon an appraiser within ten (10) days after FSC's objection to the Board of Directors' determination of Fair Market Value) as the average of the two (2) closest appraisals by three (3) reputable independent appraisers, one chosen by the Company, one chosen by FSC, and the third selected by the other two (2) appraisers, set forth in writing within sixty (60) days after the occurrence of the event which requires the valuation. If the Fair Market Value as determined by appraisal pursuant to clause (x) above or by the average of the appraisals determined in accordance with clause (y) above, as the case may be, is greater than the Fair Market Value determined by the Board of Directors, then all expenses of such appraisals shall be paid by the Company, and in all other circumstances, such appraisal expenses shall be paid by FSC.

     2.2.   Warrant Agent In the event that a bank or trust company shall have
            -------------
been appointed as trustee for the holder of the Warrant pursuant to Section 6.2 hereof, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 16 hereof and shall accept, in its own name for the account of the Company or such successor entity as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 2.

     2.3.  Termination. This Warrant shall terminate upon the earliest to occur
           -----------
of (a) exercise in full, or (b) March 31, 2009.

3.   REGISTRATION RIGHTS.
     -------------------

     3.1.  Definitions. As used in this Section 3:
           -----------

     Holder means FSC and all Persons to whom any Registrable Securities are
     ------
transferred in accordance with the provisions hereof. A Holder shall, for all purposes of this Section 3, unless the context shall otherwise require, be deemed to hold, at any particular time, all shares of Warrant Stock issuable upon exercise of this Warrant held of record by such Holder at such time.

     Register, Registered and Registration refer to a registration effected by
     --------  ----------     ------------
preparing and filing with the Commission a registration statement in compliance with the Securities Act (as defined in Section 15) and the declaration or ordering by the Commission of effectiveness of such registration statement.

     Registrable Securities means, at any particular time, all shares of Warrant
     ----------------------
Stock issuable upon exercise of this Warrant at such time, or issued and outstanding.

     3.2. Registration.
          ------------

          (a)  Request for Registration.
               ------------------------

               (a) Within forty-five (45) days of the date of this Warrant, the Company shall prepare and file with the Commission a "Shelf" registration statement covering all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The registration statement shall be on Form S-3 (or if the Company is not then eligible to Register for resale the Registrable Securities on Form S-3 such Registration shall be on another appropriate form in accordance herewith, or, in connection with an Underwritten Offering hereunder, such other form agreed to by the Company and by the Holders of Registrable Securities The Company shall use its best efforts to cause the registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof and shall use its best efforts to keep such registration statement continuously effective under the Securities Act until the date which is three years after the date that such registration statement is declared effective by the Commission or such earlier date when all Registrable Securities covered by such registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion to such effect, addressed and acceptable to the Company's transfer agent.

               (b) If the Holders of a majority of the Registrable Securities so elect and the shares are not then covered by an effective registration statement, an offering of Registrable Securities pursuant to the registration statement may be effected in the form of an underwritten offering. In such event, and, if the managing underwriters advise the Company and such Holders in writing that in their opinion the amount of Registrable Securities proposed to be sold in such underwritten offering exceeds the amount of Registrable Securities which can be sold in such underwritten offering, there shall be included in such underwritten offering the amount of such

Registrable Securities which in the opinion of such managing underwriters can be sold. and such amount shall be allocated pro rata among the Holders proposing to sell Registrable Securities in such underwritten offering.

          (c) If any of the Registrable Securities are to be sold in an underwritten offering, the investment banker in interest that will administer the offering will be selected by the Company. No Holder may participate in any underwritten offering hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting and other documents required under the terms of such arrangements.

     3.3. Registration Procedures. If (and on each occasion that) the Company
           -----------------------
shall become obligated to effect any Registration of any Registrable Securities hereunder, the Company will use its best efforts in good faith to effect the Registration of such Registrable Securities under the Securities Act and to permit the public offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof. and, in connection therewith, the Company, as expeditiously as possible, will:

          (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided. that before
                                                      --------
     filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement. copies of all such documents proposed to be filed, which documents will be subject to the timely review of such counsel);

          (b) prepare and file' with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for not more than twelve (12) months. and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such effective period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each Holder selling Registrable Securities such number of copies of such registration statement. each amendment and supplement thereto. the prospectus included in such registration statement (including each preliminary prospectus and each prospectus filed under Rule 424 of the Securities Act) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such Holder:

          (d) use its best efforts to Register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests.

use its best efforts to keep each such Registration or qualification effective, during the period such registration statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that
                                                                  --------
the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d). (ii) to subject itself to taxation in any such jurisdiction or
(iii) to consent to general service of process in any such jurisdiction;

     (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and. at the request of any such seller, the Company will promptly prepare (and, when completed, give notice to each seller of Registrable Securities) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the
                                   --------
Company, each seller of such Registrable Securities will not offer or sell such Registrable Securities until the Company has notified such seller that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to such seller;

     (f) use its best efforts to cause all such Registrable Securities to be listed, prior to the date of the first sale of such Registrable Securities pursuant to such Registration. on each securities exchange on which similar securities issued by the Company are then listed and. if not so listed, to be listed with NASDAQ;

     (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

     (h) make available for inspection on a confidential basis by any Holder that is a seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers. directors, employees and independent accountants to supply on a confidential basis all information reasonably requested by any such seller, underwriter, attorney. accountant or agent in connection with such registration statement:

     (i) permit any holder of Registrable Securities which holder. in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company within the meaning of Section 15 of the Securities Act, to participate in the preparation of such Registration or comparable statement and to permit the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included, provided that such material shall be furnished under such circumstances as shall cause it to be subject to the indemnification provisions provided pursuant to Section 3.6(b) hereof;

     (j) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order; and

3.4. Cooperation by Prospective Sellers, Etc.
     ---------------------------------------

     (a) Each prospective seller of Registrable Securities will furnish to Company in writing such information as the Company may reasonably require from such seller, and otherwise reasonably cooperate with the Company in connection with registration statement with respect to such Registrable Securities.

     (b) The failure of any prospective seller of Registrable Securities to furnish any information or documents in accordance with any provision contained in this Section 3 shall not affect the obligations of the Company under this Agreement to any remaining sellers who furnish such information and documents unless in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

     (c) The Holders of Registrable Securities included in any registration statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such registration statement or prospectus; but the obligations of the Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect.

     (d) If on any occasion of registration in which the Company proposes to file a registration statement under the Securities Act with respect to the proposed sale of Common Stock. and the managing underwriter shall request an agreement by the Holders of Registrable Securities not to sell any of the shares so held by such Holder of Registrable Securities for a period of up to 180 days after the effectiveness of any such registration statement in order to effect an orderly public distribution thereof. then the Holders of Registrable Securities shall agree to enter into and execute such an agreement with such managing underwriter and the Company pertaining to a restriction on the transfer of any shares of capital stock of the Company then held by the Holder of Registrable Securities during such period.

     (e) At the end of any period during which the Company is obligated to keep any registration statement current and effective as provided by Section 3 hereof (and any extensions thereof required by the preceding paragraph (c) of this Section 3.4), the Holders of Registrable Securities included in such registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from Registration the shares covered by such registration statement which remain unsold, and such Holders shall notify the Company of the number of shares Registered which remain unsold promptly after receipt of such notice from the Company.

3.5. Registration Expenses.
      ---------------------

     (a) All costs and expenses incurred or sustained in connection with or arising out of the filing of a registration statement pursuant to Section 3. hereof, including. without limitation, all Registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with the blue sky qualification of Registrable Securities). printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company, fees and disbursements of all independent certified public accountants (including the expenses relating to the preparation and delivery of any special audit or "cold comfort" letters required by or incident to such Registration), and fees and disbursements of underwriters (excluding discounts and commissions), the reasonable fees and expenses of any special experts retained by the Company of its own initiative or at the request of the managing underwriters in connection with such Registration, and fees and expenses of all (if any) other persons retained by the Company (all such costs and expenses being herein called, collectively, the "Registration Expenses"), will be borne and paid by the Company. The Company will, in any case, pay its internal expenses (including, without limitation. all salaries and expenses of its officers and employees performing legal or accounting duties). the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be Registered on each securities exchange on which similar securities of the Company are then listed.

     (b) The Company will not bear the cost of nor pay for any stock transfer taxes imposed in respect of the transfer of any Registrable Securities to any purchaser thereof by any Holder of Registrable Securities in connection with any Registration of Registrable Securities pursuant to this Section 3.

     (c) To the extent that Registration Expenses incident to any Registration are. under the terms of this Section 3, not required to be paid by the Company. each Holder of Registrable Securities included in such Registration will pay all Registration Expenses which are clearly solely attributable to the Registration of such Holder's Registrable Securities so included in such Registration. and all other Registration Expenses not so attributable to one Holder will be borne and paid by all sellers of securities included in such Registration in proportion to thc number of securities so included by each such seller.

3.6.  Indemnification.
      ---------------

     (a) Indemnification by the Company. The Company will indemnify each Holder
         --------------- -- -----------
requesting or joining in a Registration and each underwriter of the securities so Registered, the officers, directors and partners of each such Person and each Person who controls any thereof (within the meaning of the Securities Act) against any and all claims, losses. damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any Registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such Registration, qualification or compliance, and the Company will reimburse each such Holder, underwriter. officer, director, partner and controlling person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action;

provided, however, that the Company will not be liable in any such case to the
--------- -------
extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Holder, underwriter, officer. director. partner or controlling person and stated to be specifically for use in such prospectus. offering circular or other document.

     (b)  Indemnification by Each Holder. Each Holder requesting or joining in a
          ------------------------------
Registration will indemnify each underwriter of the securities so Registered, the Company and its officers and directors and each person, if any, who controls any thereof (within the meaning of the Securities Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any Registration. qualification or compliance (or in any related registration statement. notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, and such Holder will reimburse each underwriter, the Company and each other person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim. loss. damage, liability or action; provided, however, that this paragraph (b) shall apply only
                     --------  -------
if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to such underwriter or the Company in an instrument duly executed by any such Holder and stated to be specifically for use in such prospectus. offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto: and provided further that each Holder's liability hereunder with
             --------
respect to any particular

Registration shall be limited to an amount equal to the net proceeds received by such Holder from the Registrable Securities sold by such Holder in such Registration.

     (c)  Indemnification Proceedings. Each party entitled to
          --------------- -----------
indemnification pursuant to this Section 3.6 (the "indemnified party")
                                                   -----------------
shall give notice to the party required to provide indemnification pursuant to this Section 3.8 (the "indemnifying party") promptly after such
                       ------------------
indemnified party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided
                                                                       --------
that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation. shall be acceptable to the indemnified party, and the indemnified party may participate in such defense at such party's expense; and provided, further, that the failure by any indemnified party to give notice as
--------  -------
provided in this paragraph (c) shall not relieve the indemnifying party of its obligations under this Section 3.6 except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party. in the defense of any such claim or litigation, shall. except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The reimbursement required by this Section 3.6 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

     3.7. Contribution in Lieu of Indemnification. If the indemnification
          ---------------------------------------
provided for in Section 3.6 hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to. among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent. knowledge. access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 3.7 were determined by pro rata allocation or by any other method of allocation which does not take
--- ----
account of the equitable considerations referred to above in this Section 3.7. The amount paid or payable by an indemnified party as a result of the losses. claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 3.7 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Holder's liability hereunder with respect to any particular Registration shall be limited to an amount equal to the net proceeds received by such Holder from the Registrable Securities sold by such Holder in such Registration.

     3.8.  Rule 144 Requirements; Form S-3. The Company will make every effort
           -------------------------------
in good faith to take all steps necessary to ensure that the Company will be eligible to Register securities on Form S-3 (or any comparable form adopted by the Commission) and to make publicly available and available to the Holders of Registrable Securities, pursuant to Rule 144 of the Commission under the Securities Act ("Rule 144"), such information as shall be necessary to enable the Holders of Registrable Securities to make sales of Registrable Securities pursuant to Rule 144. The Company will furnish to any Holder of Registrable Securities, upon request made by such Holder a written statement signed by the Company, addressed to such Holder, describing briefly the action the Company has taken or proposes to take to comply with the current public information requirements of Rule 144. The Company will, at the request of any Holder of Registrable Securities, upon receipt from such Holder of a certificate certifying (a) that such Holder has held such Registrable Securities for a period of not less than two (2) consecutive years, (b) that such Holder has not been an affiliate (as defined in Rule 144) of the Company for more than the ninety (90) preceding days, and (c) as to such other matters as may be necessary to meet the requirements of Rule 144, remove from the stock certificates representing such Registrable Securities that portion of any restrictive legend which relates to the Registration provisions of the Securities Act.

     3.9.  Participation in Underwritten Registrations. No Holder of Registrable
           -------------------------------------------
Securities may participate in any underwritten Registration pursuant to this
Section 3 unless such Holder of Registrable Securities (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Persons entitled, under the provisions hereof, to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the terms of such underwriting arrangements. Any Holder of Registrable Securities to be included in any underwritten Registration shall be entitled at any time to withdraw such Registrable Securities from such Registration prior to its effective date in the event that such Holder shall disapprove of any of the terms of the related underwriting agreement.

     3.10. Miscellaneous.
           -------------

           (a) Inconsistent Agreements. The Company has not previously entered
               -----------------------
     into, and will not at any time after the date hereof enter into, any agreement or contract (whether written or oral) with respect to any of its securities which prevents the Company from complying in any respect with the registration rights granted by the Company to Holders of Registrable Securities hereunder.

          (b)  Amendments and Waivers. The provisions of this Section 3
               ----------------------
     including the provisions of this paragraph (b), may not be amended, modified or supplemented, and any waiver or consent to or any departure from any of the provisions of this Section 3 may not be given and shall not become or be effective, unless and until (in each case) the Company shall have received the prior written consent of the Holders of 51% or more of all Registrable Securities for any such amendment, modification, supplement, waiver or consent.

           (c)  Term. The agreements of the Company contained in this Section 3,
                ----
     shall terminate with respect to any particular Registrable Securities when such Registrable Securities shall have been effectively Registered under the Securities Act or sold pursuant to a Public Sale.

4.   DELIVERY OF STOCK CERTIFICATES ON EXERCISE.
     ----------------- ------------------------

     4.1.  Delivery. As soon as practicable after the exercise of this Warrant
           --------
in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise.

     4.2.  Fractional Shares. In the event that the exercise of this Warrant, in
           -----------------
full or in part, results in the issuance of any fractional share of Common Stock, then in such event the holder of this Warrant shall be entitled to cash equal to the fair market value of such fractional share determined in the same manner as for one share of Common Stock pursuant to Section 2.1 hereof.

5.   ADJUSTMENTS FOR DIVIDENDS, DISTRIBUTIONS AND RECLASSIFICATIONS.
     --------------------------------------------------------------
In case at any time or from time to time, the holders of Common Stock shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor:

           (a) other or additional, or rights to acquire, stock or other securities or property (other than cash) by way of dividend;

           (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company); or

           (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate restructuring;

other than additional shares of Common Stock adjustments in respect of which are
----- ----
provided for in Section 7.1 hereof, then and in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 2 hereof, shall be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in subsections (b) and (c) of this Section 5) which such holder would have received prior to or would have held on the date of such exercise if on the date hereof it had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and received and retained all such other or additional stock and other securities and property (including cash in the cases referred to in subsections (b) and (c) of this Section 5) receivable by such holder as aforesaid during such period, giving effect to all further adjustments called for during such period by Sections 6 and 7 hereof.

6.   ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER. ETC.
     ---------------------------------------------------------

     6.1.  Certain Adjustments. In case at any time or from time to time, the
           -------------------
Company shall (i) effect a capital reorganization, reclassification or recapitalization, (ii) consolidate with or merge into any other person, or (iii) transfer all or substantially all of its properties or assets to any other person, then in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 2 hereof at any time after the consummation of such reorganization, recapitalization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise immediately prior to such consummation or effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation (or thereafter as a result of such consummation, including in connection with any dissolution of the Company) if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 5 and 7 hereof.

     6.2.  Appointment of Trustee for Warrant Holders Upon Dissolution. In the
           -----------------------------------------------------------
event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall, at its expense, deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrant after the effective date of such dissolution pursuant to this Section 6 to a bank or trust company having its principal office in Boston, Massachusetts, as trustee for the holder or holders of the Warrant.

     6.3.  Continuation of Terms. Upon any reorganization, reclassification,
           --------------------
recapitalization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 6, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, reclassification, recapitalization, consolidation, merger or transfer (and the effective date of dissolution following any such transfer), as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 8 hereof.

7.   ADJUSTMENTS FOR ISSUANCE OF COMMON STOCK AND AMOUNT OF OUTSTANDING COMMON
     -------------------------------------------------------------------------
STOCK.
-----

     7.1.  General. If at any time there shall occur any stock split, stock
           -------
dividend, reverse stock split or other subdivision of the Company's Common Stock (a "STOCK EVENT"), then the number of shares of Common Stock to be received by the holder of this Warrant shall be appropriately adjusted such that the proportion of the number of shares issuable hereunder to the total number of shares of the Company outstanding (on a fully diluted basis) prior to such Stock Event is equal to the proportion of the number of shares issuable hereunder after such Stock Event to the total number of shares of the Company outstanding (on a fully diluted basis) after such Stock Event. No adjustment to the Exercise Price shall be made in connection with any adjustment of the number of shares of Common Stock receivable upon exercise of this Warrant, except that the Exercise Price shall be proportionately decreased or increased upon the occurrence of any stock split or other subdivision of the Common Stock.

     7.2.  Other Securities. In case any Other Securities shall have been
           ----------------
issued, or shall then be subject to issue, upon the conversion or exchange of any stock (or Other Securities) of the Company (or any other issuer of Other Securities or any other entity referred to in Section 6 hereof) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or person), the holder hereof shall be entitled to receive upon exercise hereof such amount of Other Securities (in lieu of or in addition to Common Stock) as is determined in accordance with the terms hereof, treating all references to Common Stock herein as references to Other Securities to the extent applicable, and the computations, adjustments and readjustments provided for in this Section 7 with respect to the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of the Warrant, so as to provide the holder of the Warrant with the benefits intended by this Section 7 and the other provisions of this Warrant.

8.   NO IMPAIRMENT. The Company will not, by amendment of its charter or through
     -------------
any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant against impairment. Without limiting the generality of the foregoing, the Company (i) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the exercise of the Warrant from time to time outstanding, and (ii) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any other person to consolidate with or merge into the Company (if the Company is not the surviving entity), unless such other person shall expressly assume in writing and will be bound by all the terms of this Warrant.

9.   CERTIFICATE AS TO ADJUSTMENTS. In each case of any event that may require
     -----------------------------
any adjustment or readjustment in the shares of Common Stock issuable on the exercise of this Warrant, the Company at its expense will promptly prepare a certificate setting forth such adjustment or readjustment, or stating the reasons why no adjustment or readjustment is being made, and showing, in detail, the facts upon which any such adjustment or readjustment is based, including a statement of (i) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed issued or sold,(ii) the number of shares of Common Stock then outstanding or deemed to be outstanding on a fully diluted basis, and (iii) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted (if required by Section 7) on account thereof. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the calculations used to determine such adjustment or readjustment. At its option, the holder of the Warrant may confirm the adjustment noted on the certificate by causing such adjustment to be computed by the Company's independent accounting firm or another independent certified public accountant at the expense of the Company.

10.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby
     ---------------------------------------------
represents and warrants to Holder as follows:

     10.1.  Organization and Good Standing. The Company is duly organized and
            ------------------------------
existing as a corporation in good standing in the State of Delaware. The Company is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Warrant or Registrable Securities or (y) adversely impair the Company's ability to perform fully on a timely basis its obligations under the Warrant. The Company has the corporate power to own its properties and to carry on its business as now conducted and as proposed to be conducted.

     10.2.  Authorization, The execution, delivery and performance by the
            -------------
Company of this Warrant, and the issuance and sale by the Company of the Securities hereunder (a) are within the Company's corporate power and authority,
(b) have been duly authorized by all necessary corporate proceedings, and (c) do not conflict with or result in any breach of any provision of, or the creation of any lien upon any of the property of the Company or require any consent or approval pursuant to, the Charter or by-laws of the Company or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument applicable to the Company.

     10.3.  Enforceability. The execution and delivery by the Company of this
            --------------
Warrant, and the issuance and sale by the Company of the Securities hereunder, will result in legally binding obligations of the Company, enforceable against the Company in accordance with the respective terms and provisions hereof and thereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors rights, and (b) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     10.4.  Governmental Approvals. Provided the accuracy of the representation
            ----------------------
in Section 11, the execution, delivery and performance by the Company of this Warrant, and the issuance and sale of the Securities hereunder, do not require the approval or consent of, or any filing with, any governmental authority or agency.

     10.5.  Capitalization.
            --------------

            (a) The authorized capital stock of the Company is as set forth on
     Schedule 10.5 hereto, A description of the Common Stock, other securities,
     -------------
     and of the voting powers, rights and privileges thereof are set forth in the Charter.

            (b) The Company's issued and outstanding securities are as set forth on Schedule 10.5 hereto. All of the shares of issued securities of the
        -------------
     Company have been duly and validly issued, are fully paid and non-assessable.

            (c) Options, Etc. Other than as created pursuant to this Warrant or
                ------------
     as disclosed on Schedule 10.5 hereto, the Company has no outstanding rights
                     -------------
     (either preemptive or other) or options to subscribe for or purchase from the Company and no warrants or other agreements providing for or requiring the issuance by the Company of, any capital stock or any securities convertible into or exchangeable for its capital stock.

            (d) Reservation, Etc. Sufficient shares of authorized but unissued
                ----------------
     Common Stock have been reserved by appropriate corporate action in connection with the prospective exercise of this Warrant and any other agreements disclosed on Schedule 10.5. Except as disclosed on Schedule I
                             -------------                         ----------
     0.5, the issuance of this Warrant or the shares of Warrant Stock upon the
     ---
     exercise of this Warrant will not require any further corporate action by the stockholders or directors of the Company, will not be subject to preemptive rights in any present or future stockholders or other securities holders of the Company and will not conflict with any provision of any agreement to which the Company is a party or by which it is bound, and such Common Stock, when issued upon exercise of this Warrant in accordance with its terms or upon conversion, will be duly authorized, validly issued, fully paid and non-assessable.

     10.6.  Defaults. Except as set forth in Schedule 10.6, the Company is not
            --------                         -------------
in default under any provisions of its Charter or by-laws; or under any provisions of any franchise, contract, agreement, lease or other instrument to which it is a party or by which it or its property is bound or in violation of any law, judgment, decree or governmental order, rule or regulation, which default or violation could affect adversely in any material manner the business, assets or financial condition of the Company.

     10.7.  Issuance of Securities. All securities of the Company to be issued
            ----------------------
pursuant to this Warrant when issued will have been issued in accordance with all applicable laws and regulations, including without limitation the Securities Act and state "blue sky" laws.

     10.8.  Financial Statements. All financial statements of the Company
            --------------------
furnished to FSC by the Company is true and correct and fairly presents in all material respects the financial condition and or results of operations, as the case may be, of the Company at the close of business on the date thereof.

     10.9.  Representations and Warranties under Related Agreements. All
            -------------------------------------------------------
representations and warranties (including all schedules relating thereto) made by the Company in the Financing Agreements are true and correct as of the date hereof with the same force and effect as though made on and as of the date hereof, and such representations and warranties are hereby confirmed to FSC and made representations and warranties of the Company hereunder as fully as if set forth herein. To the Company's knowledge, all representations and warranties made in the Financing Agreements by or on behalf of any party thereto other than the Company are true and correct in all material respects.

     10.10. Disclosure. No representation, warranty or statement made in this
            ----------
Warrant, any Financing Agreement, or any agreement, certificate, statement or document furnished by or on behalf of the Company in connection with the Financing Agreements contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

11.  INVESTMENT REPRESENTATION. FSC represents and warrants to the Company that
     -------------------------
FSC is (a) an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act, and (b) acquiring the Securities for investment and not with a view to selling or otherwise distributing the Securities; provided, however, that the disposition of FSC's property shall at
            --------- -------
all times be and remain in FSC's control, subject to Section 20 hereof.

12.  NOTICES OF RECORD DATE. In the event of:
     ----------------------

            (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

            (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person; or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such event, the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which any such action is to be taken.

13.  INFORMATION RIGHTS. So long as FSC holds this Warrant and/or any of the
     ------------------
Exercise Shares, the Company shall deliver to FSC or BankBoston, N.A. (a) promptly after mailing/sending, copies of all press releases, reports, financial statements, notices or other written communications to any shareholders of the capital stock of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing, and
(c) such other financial statements required under and in accordance with the Loan Agreement or if there are no such requirements (or if the subject loan(s) no longer are outstanding), then within thirty (30) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

14.  RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company will at
     ----------------------------------------------------
all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, a number of shares of Common Stock equal to the total number of shares of Common Stock from time to time issuable upon exercise of this Warrant, and, from time to time, will take all steps necessary to amend its Charter to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant.

15.  DEFINITIONS. As used herein the following terms have the following
     -----------
respective meanings:

     15.1. The term "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with FSC (or other specified Person).

     15.2.  "BANK AFFILIATE" See Section 19 hereof.

     15.3.  "BANK HOLDING COMPANY ACT" See Section 19 hereof.

     15.4. The term "COMMON STOCK" includes the Company's Common Stock, $0.01 par value, and (ii) any other securities into which or for which any of the securities described in clauses

(i) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     15.5. The term "COMMISSION" shall mean the United States Securities and Exchange Commission

     15.6. The term "CHARTER" shall include the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other organizational document of any Person other than an individual, each as from time to time amended or modified.

     15.7. The term "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute or code, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     15.8. The term "FINANCING AGREEMENTS" shall include this warrant and the loan Agreement and all present and future documents, instruments, agreements and certificates relating to the Warrant or Loan Agreement executed and delivered to BankBoston, N.A. and/or FSC by any' Person in connection therewith.

     15.9. The term "OTHER SECURITIES" refers to any stock (other than Common Stock) and other securities of the Company or any other Person (i) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities, in each case pursuant to Section 5 or 6 hereof.

     15.10. The term "PERSON" shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

     15.11. The term "PUBLIC Sale" shall mean any sale of Common Stock to the public (a) pursuant to a public offering registered under the Securities Act,
(b) through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act, or (c) pursuant to any other public offering not required to be registered under the Securities Act.

     15.12. The term "SECURITIES" shall mean, collectively, the Warrant and the shares of Warrant Stock.

     15.13. The term "Securities ACT" shall mean the Securities Act of 1933, as amended, or any successor federal statute or code, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     15.14. The term "SMALL BUSINESS ACT" shall mean the Small Business Investment Act of 1958, as amended, or any successor federal statute, and the rules and regulations of the Small Business Administration thereunder, all as the same shall be in effect from time to time.

     15.15. THE term "WARRANT STOCK" shall mean the Shares of Common Stock issuable upon exercise of the Warrant and any capital stock or Other Securities.

16.  WARRANT AGENT. The Company may, by written notice to the holder of this
     -------------
Warrant, appoint an agent having an office in Boston, Massachusetts for the purpose of issuing Common Stock on the exercise of this Warrant pursuant to
Section 2 hereof, and exchanging or replacing this Warrant, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

17.  REMEDIES. The Company stipulates that the remedies at law of the Holder of
     --------
this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

18.  NOTICES. All notices and other communications from the Company to the
     -------
Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, or sent by overnight courier at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

19.  REGULATORY RESTRICTIONS.
     ---------- ------------

     19.1.  Holding Company. No Person which is a bank holding company or a
            ---------------
subsidiary of a bank holding company (a "BANK AFFILIATE") as defined in the Bank Holding Company Act of 1956, as amended, or other applicable banking laws of the United States of America and the rules and regulations promulgated thereunder (the "BANK HOLDING COMPANY ACT") shall acquire Common Stock, if, after giving effect to such acquisition, the Bank Affiliate, together with its Affiliates, would own more than five percent (5%) of the outstanding voting securities of the Company. Notwithstanding the foregoing, shares of Common Stock may otherwise be acquired or held by FSC or any Affiliate of FSC which is a Small Business Investment Company consistent with and subject to the limitations contained in the Small Business Act and, to the extent not inconsistent with the Bank Holding Company Act, shares of Common Stock may be acquired in the event that:

            (a) the Company shall vote to merge or consolidate with or into any other Person and after giving effect to such merger or consolidation FSC or Affiliate of FSC would not own more than five percent (5%) of the outstanding voting securities of the surviving corporation; or

            (b)  said holder exercises its registration rights pursuant to
     Section 3 hereof an d the registration statement resulting therefrom is effective.

20.  RESTRICTIONS ON TRANSFER.
     ------------------------

     20.1.  General Restriction. The Securities shall be transferable only upon
            -------------------
the satisfaction of the conditions set forth below in this Section 20.

     20.2.  Restrictions on Transfer. The holder of this Warrant and each Person
            ------------------------
to whom this Warrant is subsequently transferred represents and warrants to the Company (by acceptance of such transfer) that such Person will not transfer this Warrant or any Warrant Stock except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 under the Securities Act (or any other rule under the Securities Act related to the disposition of securities), (iii) transfers by or between FSC and any of its Affiliates, or (iv) upon the delivery of an opinion of counsel reasonably satisfactory to the Company, that such transfer is exempt from registration under the Securities Act.

     20.3.  Restrictive Legends. Except as otherwise permitted by this Section
            -------------------
20, each Security shall bear the legend specified for such Security in Schedule
                                                                       --------
20 hereto.
--

     20.4.  Transferability. Subject to the provisions of this Section 20, this
            ---------------
Warrant and all rights hereunder are transferable, in whole or in part without charge to the holder hereof at the office or agency of the Company by the registered holder thereof in person or by a duly authorized attorney, upon surrender of this Warrant together with an assignment hereof properly endorsed. Until transfer hereof on the registration books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes. Any transferee of this Warrant and any rights hereunder, by acceptance thereof, agrees to assume all of the obligations of a holder thereunder and to be bound by all of the applicable terms and provisions of this Warrant.

21.  NO RIGHTS AS STOCKHOLDER. Except as specifically provided herein, the
     ------------------------
Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

22.  MISCELLANEOUS. In case any provision of this Warrant shall be invalid,
     -------------
illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The corporation laws of the State of Delaware shall govern all issues concerning the relative rights of the company and its stockholders. All other questions concerning construction, validity, enforcement and interpretation of this Warrant shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule (whether with the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws or any jurisdiction other than the Commonwealth of Massachusetts. All representations and warranties set forth in this Warrant shall survive the execution and delivery of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant shall take effect as an instrument under seal.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant under seal as of March 31, 1999.
                 --

(Corporate Seal)                    NUMBER NINE VISUAL TECHNOLOGY
                                    CORPORATION


Attest:                             By: /s/ William L. Ralph
                                       -------------------------------
                                    Name:  William L. Ralph
                                         -----------------------------
/s/ Neil Aronson                    Title: GENERAL MANAGER
----------------------------               ---------------------------
Secretary

                                    FSC CORP.

                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant under seal as of March 31, 1999.
                 --

(Corporate Seal)                   NUMBER NINE VISUAL TECHNOLOGY
                                   CORPORATION


Attest:                            By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________
__________________________
Secretary

                                   FSC CORP.

                                   By: /s/ Mary Joseph Reilly
                                      -------------------------------
                                   Name:  Mary Joseph Reilly
                                        -----------------------------
                                   Title: Vice President
                                        -----------------------------

                       NOTICE OF EXERCISE OR CONVERSION
                       --------------------------------

                                                    Date:_____________, _____

Number Nine Visual Technology Corporation

----------------
----------------
Attn:  President

Ladies and Gentlemen:

     The undersigned hereby elects to exercise or convert the enclosed Warrant issued to it by Number Nine Visual Technology Corporation (the "Company") and dated as of___________ ____, ____.


     The undersigned elects to:


     [_] Exercise the Warrant and to purchase thereunder _________________ shares of the Common Stock of the Company (the "Shares") at an exercise price of _________ per Share for an aggregate purchase price of _________________ Dollars ($______) (the "Purchase Price").
          Pursuant to the terms of the Warrant, the undersigned has delivered the Purchase Price herewith in full.


     [_] Convert __% of the value of the Warrant at the current Exercise Price (as defined in the Warrant) of $______ per Share.


     [_] Convert $______ of the outstanding principal and interest under that certain [Note] dated ___________, in the face amount of $_________, issued by the Company and held by the undersigned, at the current Exercise Price of $______ per share.

                                               Very truly yours,


                                               ________________________
Receipt Acknowledged:

NUMBER NINE VISUAL TECHNOLOGY CORPORATION

By:____________________
Title:_________________
on:____________________

                              FORM OF ASSIGNMENT


(To be signed only on transfer of Warrant)


   For value received, the undersigned hereby sells, assigns, and transfers unto ________________ of _______________________________ the right represented by the within Common Stock Purchase Warrant to purchase _____ shares of Common Stock of Number Nine Visual Technology Corporation, a Delaware corporation, to which the within Common Stock Purchase Warrant relates, and appoints Attorney to transfer such right on the books of Number Nine Visual Technology Corporation, with full power of substitution in the premises.

Dated: _____________________       _______________________________________
                                   (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                                   _______________________________________
                                   (Address)

Signed in the presence of:


____________________________

                                 Schedule 10.5
                                 -------------

                                Capitalization
                                --------------


                                 See attached

                                 SCHEDULE 10.5
                                 -------------

                                CAPITALIZATION


1. The Company is authorized to issue 20,000,000 shares of common stock, $.01 par value per share ("Common Stock").

2. The Company is authorized to issue 5,000,000 shares of preferred stock, $.01 par value per share and has designated 3,700,000 shares as Series A Convertible Preferred Stock.

3. The Company has issued one warrant to Silicon Graphics, Inc. ("SGI"), which entitles SGI to purchase for a period of three years commencing August 11 , 1998 at an exercise price of $2.75 per share that number of shares of Series A Preferred Stock equal to 3% of the Company's then issued and outstanding Common Stock at that time of exercise, as calculated on a fully diluted basis.

4. The Company has entered into a Convertible Preferred Stock Purchase Agreement with KA Investments, LDC ("KA Investments") whereby the Company will sell 300 shares of Series B Preferred Stock to KA Investments for the aggregate amount of $3,000,000 (the "Series B Financing")

5. In connection with the Series B Financing, the Company will issue a warrant to KA Investments, exercisable for a period of three years commencing on March 29, 1999, to purchase up to 195,000 shares of Common Stock at an exercise price of 125% of the average of the closing price of the ten (10) day period immediately prior to the date of the Warrant.

6. In connection with the Series B Financing, the Company has agreed to issue to Brighton Capital Ltd. a warrant to purchase for a period of three (3) years up to 30,000 shares of Common Stock at an exercise price of 125% of the then average of the closing price of the ten (10) day period immediately prior to the date of the Warrant in consideration for consulting services provided to the Company.

7. In connection with certain monies to be received by the Company in consideration for certain non-recurring engineering costs to be performed by the Company for S3 Incorporated ("S3"), the Company has agreed to issue to S3 a two year warrant to purchase up to 300,000 shares of Common Stock at an exercise price equal to the average closing price of the 10 day period immediately prior to the date of the S3 Warrant.

8. The outstanding securities of the Company are shown in the table below:

          TYPE OF SECURITY                 NUMBER OF SHARES
          ----------------                 ----------------

Common Stock                                  9,416,187
Series A convertible Preferred Stock          3,350,894

                                   WARRANTS
                                   --------


                         See items ## 5, 6 and 7 above


                                 STOCK OPTIONS
                                 -------------

             STOCK PLAN                             NUMBER OF OPTIONS
             ----------                             -----------------

1989 Employee Stock Plan                                  79,900
1994 Employee Stock Plan                               1,012,404
1996 Employee Stock Plan                                 707,300
                                                       ---------
                                                       1,799,604
                   TOTAL

                                 SCHEDULE 10.6
                                 -------------

                                   DEFAULTS

1. The Company has defaulted on the Loan and Security Agreement dated December 10, 1992 by and between the Company and Marine Midland Bank (the "Lender"), as the same has been amended prior to the date of these Disclosure Schedules (the "Loan Agreement"). The Company has entered into a series of forbearance agreements with the Lender pursuant to which the Lender has waived such defaults. The Company and the Lender have most recently entered into a Tenth Forbearance Agreement pursuant to which the Lender has waived certain defaults under the Loan Agreement and has extended the Loan Agreement until March 31, 1999. The Company is currently negotiating with BankBoston to establish a revolving credit arrangement which would allow the Company to pay down the loan from the Lender.

                                  Schedule 20
                                  -----------

                              Restrictive Legends
                              -------------------


                                   Warrants
                                   --------

   "This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under the Securities Act of 1933, as amended, or any applicable state securities laws. Furthermore, this Warrant and any shares acquired upon the exercise of this Warrant may be sold or otherwise transferred only in compliance with the conditions specified in this Warrant, complete and correct copies of which are available for inspection at the principal office of Number Nine Visual Technology Corporation and will be furnished without charge to the holder of this Warrant upon written request."

                                 Warrant Stock
                                 -------------

   "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended. No transfer of these shares may be made unless a registration statement with respect to these shares has become effective under the Securities Act of 1933, as amended, or Number Nine Visual Technology Corporation (the "COMPANY") has been furnished with an opinion of counsel satisfactory to the Company that such registration is not required.

   These shares may be sold or otherwise transferred only in compliance with the conditions specified in Section 20 of a certain Common Stock Purchase Warrant, dated as of March 31, 1999, issued by the Company to FSC Corp., complete and correct copies of which are available for inspection at the principal office of the Company and will be furnished without charge to the holder of these shares upon written request."